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                                                                   EXHIBIT 10.26


                                AMENDMENT # 1 TO
                     MAJOR ACCOUNT LICENSE AGREEMENT BETWEEN
                      GE MEDICAL SYSTEMS AND SELECTICA INC.

This Amendment #1 ("Amendment #1") to the Major Account License Agreement between GE Medical Systems and Affiliates ("Customer") and Selectica Inc. ("SELECTICA") dated June 28, 2002 (the "Agreement"), is made as of the date of signature by the last signing party (the "Effective Date") by and among Customer and SELECTICA.

                                     RECITAL

On June 28,2002, Customer and SELECTICA entered into the Agreement by which SELECTICA is to provide certain Software. The parties to the Agreement now wish to amend the Agreement as follows by executing this Amendment #1.

                                    AGREEMENT

1. Section 4.4 of the Agreement shall be deleted to its entirety and replaced with the following:

FUTURE PRODUCTS. SELECTICA agrees to provide Customer, upon Customer's written request, any unspecified future products released by SELECTICA, including any beta versions of unspecified future products, for a period of eighteen months from the date of this Agreement. For the period beginning with the nineteenth month from the date of the Agreement through the sixtieth month from the date of this Agreement, GEMS shall receive a discount of 89% from list price at the time.

2. Section 5.3 of the Agreement shall be deleted to its entirety and replaced with the following:

TERMINATION BY CUSTOMER. If SELECTICA defaults in the performance of or compliance with any of its obligations under this Agreement, and such default has not been remedied or cured within thirty (30) days after Customer gives SELECTICA written notice specifying the default, Customer may terminate this Agreement. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs. Such termination shall not relieve Customer of any of its outstanding financial obligations to SELECTICA. In the event that Customer terminates this agreement for any reason other than stated previously in this section, then Customer would be obligated only for License Fees associated with that Milestone during which the termination occurred (in addition to any fees previously paid) and compensation for services rendered to that point on a time and materials basis.

3.    Miscellaneous

All other terms and conditions of the Agreement, including exhibits and schedules remains unchanged.


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This Amendment #1 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

In the event of any inconsistency between the terms of the Agreement and the terms of this Amendment, this Amendment will prevail in all respects.

IN WITNESS WHEREOF, the parties have caused this Amendment #1 to the Agreement to be duly signed and authorized.

GE Medical Systems                            SELECTICA, INC.
(CUSTOMER)                                    (SELECTICA)

By:                                           By:
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Name:                                         Name:
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Title:                                        Title:
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Address:                                      Address:
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Date:                                         Date:
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